EXHIBIT 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Solely for the purpose of complying with 18 U.S.C. § 1350, in connection with the Annual Report on Form 11-K (the "Report") of the Valley Ridge Financial Corp. (the "Company") Profit-Sharing and 401(k) Plan (the "Plan") for the period ending December 31, 2002, each of the undersigned hereby certifies in his capacity as an officer of the Company that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition of the Plan at the end of such period and the results of operations of the Plan for such period.

/s/ Richard L. Edgar	/s/ Michael E. McHugh
Richard L. Edgar President and Chief Executive Officer Dated: June 27, 2003	Michael E. McHugh Secretary and Treasurer (Principal Financial and Accounting Officer) Dated: June 27, 2003

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.